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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 16, 2006


                             SEMOTUS SOLUTIONS, INC.

                   - - - - - - - - - - - - - - - - - - - - - -

             (Exact Name of Registrant as Specified in its Charter)


            NEVADA                         0-21069               36-3574355
(State or other jurisdiction of          (Commission          (I.R.S. Employer
 incorporation or organization)          File Number)        Identification No.)


               718 University Ave., Suite 202 Los Gatos, CA 95032
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               (Address of Principal Executive Offices) (Zip Code)


                                 (408) 399-6120
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              (Registrant's Telephone Number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Semotus Solutions, Inc. ("Semotus") has signed a Common Stock and Warrant Purchase Agreement and a Registration Rights Agreement, each dated May 16, 2006, by and among Semotus, Southshore Capital Fund, Ltd., and Southridge Partners, LP, relating to an equity private placement of US$560,000. The closing of the private placement is dependent upon the American Stock Exchange's approval.

Under the terms of the private placement, Semotus will sell to Southshore Capital Fund, Ltd. and Southridge Partners, LP an aggregate of 3,294,118 shares of common stock at $0.17 per share and 2,810,000 share purchase warrants. Each warrant entitles the holder to purchase an additional share of common stock at a price of $0.30 per share until May 16, 2011. These warrants are not exercisable until November 16, 2006. We will incur no placement agent fees, but after payment of expenses in the amount of approximately $60,000, we expect to receive net proceeds of approximately $500,000.

These funds will be used to increase our sales and marketing efforts and for other general working capital purposes.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On May 16, 2006, we agreed to sell to Southshore Capital Fund, Ltd. and Southridge Partners, LP an aggregate of 3,294,118 shares of common stock at $0.17 per share and 2,810,000 share purchase warrants. Each warrant entitles the holder to purchase an additional share of common stock at a price of $0.30 per share until May 16, 2011. The warrants are not exercisable until November 16, 2006. The issuance of the shares and warrants is dependent upon the American Stock Exchange's approval.

As part of the private placement, we agreed to file a registration statement with the Securities and Exchange Commission to qualify the resale of the 3,294,118 shares of common stock and the 2,810,000 shares of common stock issuable upon the exercise of the share purchase warrants.

The securities to be issued in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933. The appropriate restrictive legend will be placed on the certificates and stop transfer instructions will be issued to the transfer agent.

The issuance will be made in reliance on Section 4(2) of the Act and will be made without general solicitation or advertising. The purchasers are sophisticated investors with access to all relevant information necessary to evaluate the investment, who represented to us that the securities are being acquired for investment purposes.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  N/A.

     (b)  N/A.

     (c)  Exhibits. The following exhibits are filed with this report:

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Exhibit Number      Description
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     2.1            Common Stock and Warrant Purchase Agreement by and among
                    Semotus Solutions, Inc., Southshore Capital Fund Ltd. and Southridge Partners LP. dated May 16, 2006.
     4.1 Warrant to purchase up to a maximum total of 421,500 shares of Semotus Solutions, Inc. common stock issued to Southshore Capital Fund Ltd. dated May 16, 2006.
     4.2 Warrant to purchase up to a maximum total of 2,388,500 shares of Semotus Solutions, Inc. common stock issued to Southridge Partners LP dated May 16, 2006.
     10.1 Registration Rights Agreement by and among Semotus Solutions, Inc., Southshore Capital Fund Ltd. and Southridge Partners LP dated May 16, 2006.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                 SEMOTUS SOLUTIONS, INC.

          Date: May 19, 2006                     By: /s/ Anthony N. LaPine
                                                     ---------------------------
                                                     Anthony N. LaPine,
                                                     Chief Executive Officer